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                                                                 Exhibit 10.(49)

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("THE ACT"), OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF SUCH REGISTRATION OR RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY) IN THE FORM, SUBSTANCE AND SCOPE REASONABLY SATISFACTORY TO THE COMPANY THAT THIS NOTE MAY BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE DISPOSED OF, UNDER AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND SUCH STATE SECURITIES LAWS.


                                 CONVERTIBLE PROMISSORY NOTE


$1,000,000                                                         June 26, 2000

     For value received, the undersigned, VIRTUAL COMMUNITIES, INC., a Delaware corporation (the "Maker"), hereby unconditionally promises to pay to the order of Aspen International, Ltd. (the "Holder"), at such place as the Holder may designate, the principal sum of ONE MILLION DOLLARS ($1,000,000) on the Maturity Date (as such term is hereinafter defined), and to pay interest on the unpaid principal amount of this Note, commencing from the date hereof, before and after the Maturity Date and after any judgment until paid in full, at the rate of twelve percent (12%) per annum (computed on the basis of a year of 360 days for the actual number of days elapsed) until paid in full, in accordance with this Note. All payments hereunder shall be in lawful money of the United States and in immediately available funds.

          1.  Proposed Financing.  This Note evidences a loan from the Holder to
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the Maker in the principal amount of $1,000,000 which is being made in connection with the proposed private placement of certain equity securities (the "Private Placement Securities") by the Maker to the Holder and certain other institutional investors (the "Proposed Financing").

          2.  Interest.  Interest on the outstanding principal amount under this
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Note shall accrue, in arrears, at the rate set forth herein, commencing on the date hereof and continuing until the earlier of (i) the conversion of this Note in accordance with Section 6 hereof and (ii) the payment in full of the outstanding principal amount of this Note. Upon the occurrence of an Event of Default (as such term is hereinafter defined) under this Note, then to the extent permitted by applicable law, interest to accrue on the outstanding principal amount hereof from the date of such Event of Default until payment in full at the rate of twenty percent (20%) per annum (calculated as aforesaid) and shall be payable on demand. In no instance shall the interest on this Note exceed the maximum amount permitted by applicable law.
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          3.  Payment of Principal.  (a)  At the Maturity Date, the outstanding
              --------------------
principal amount of this Note plus all accrued and unpaid interest herein shall be due and payable in cash or, at the option of the Holder, converted into the Private Placement Securities. Upon the conversion of this Note, as aforesaid, as provided in Section 6(a) hereof, the outstanding principal amount of this Note, together with accrued interest hereon, shall be deemed to be the consideration for the Proposed Financing on the Maturity Date. For purposes of this Note, the term "Maturity Date" shall mean the earlier of (i) July 27, 2000; or (ii) the date on which the Note becomes immediately due and payable pursuant to Section 5 hereof.

(b) Notwithstanding the foregoing, if the closing of the Proposed Financing occurs on or before July 26, 2000 and no Event of Default occurred or be continuing, then the outstanding principal amount of this Note and all accrued interest hereon shall automatically convert into the Private Placement Securities.

(c) If the Closing does not occur for any reason whatsoever by July 26, 2000, the Maker on July 26, 2000 will issue to the Holder a warrant (the "Warrant") to purchase one hundred thousand (100,000) shares of the Maker's common stock (the "Common Stock"). The Warrant shall have an exercise price equal to 101% of the closing bid price of the Maker's Common Stock on the trading date immediately preceding a date that is the earlier of: (i) the first trading date after July 26, 2000 and (ii) the date the Maker informs the Holder it intends to terminate the Proposed Financing. The Warrant shall have a term of two (2) years from its date of issuance and shall carry standard piggy-back registration rights on any registration statement filed by the Maker and shall have a standard cashless exercise provision. The issuance of the Warrants to the Holder shall not be credited against the payment of the outstanding principal amount of this Note or any accrued interest thereon.

          4.  Events of Default.  The occurrence at any time of any one or more
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of the following events shall constitute an "Event of Default" under this Note:
(a) the Maker's failure to pay principal of, interest on or other amount when due under this Note, which failure remains unremedied for a period of ten (10) days thereafter, (b) failure of the Maker to perform or default in the observance by the Maker of any of the Maker's agreements, covenants and/or obligations set forth herein or in any other agreement to which the Maker and the Holder are parties, or a material breach of any of Maker's representations and warranties set forth herein or in the purchase agreement or any other agreement entered in to by the Maker in connection with the Proposed Financing;
(c) the dissolution, liquidation or termination of legal existence of the Maker;
(d) the appointment of a receiver, trustee or similar official or agent to take charge of or liquidate any property of assets of the Maker, or action by any court to take jurisdiction of all or a substantial portion of the property or assets of the Maker; (e) the sale of all or substantially all of the Maker's property or assets; or (f) the commencement of any proceeding by the Maker or any other party under any provision of the Bankruptcy Code of the United States, as now in existence or hereafter amended, or of any other proceeding under any applicable federal or state law, now existing or hereafter in effect, relating to bankruptcy, reorganization, insolvency, liquidation or otherwise, for the relief of debtors or readjustment of indebtedness, by or against Maker; provided, that with respect to any proceeding
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

commenced against the Maker such proceeding remains undismissed or unstayed for a period of 30 days, or any of the actions sought in such proceedings occur.

          5.  Effect of Default.  Upon the occurrence of an Event of Default,
              -----------------
the outstanding principal amount of this Note together with accrued interest hereon and any other amounts owing by the Maker to the Holder under this Note or otherwise shall, upon written notice from the Holder to the Maker, become immediately due and payable without presentment, demand, protest or notice, all of which are hereby expressly unconditionally and irrevocably waived by the Maker.

          6.  Conversion.
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          (a) Upon the election of the Holder to convert this Note as provided in Section 3(a) hereof, the Holder shall give written notice of such election to the Maker.

          (b) In connection with any conversion of this Note in accordance with this Section 6, the Holder shall deliver to the Maker the original version of this Note to be converted marked "Canceled", and acknowledged by the Holder to be paid-in-full in exchange for certificate(s) representing the Private Placement Securities issued in the name of the Holder determined in accordance with Section 6(a) hereof.

          (c) The Maker recognizes and acknowledges that a breach by the Maker of the provisions of this Section 6 will cause irreparable and material harm to the Holder, for which monetary damages will not provide an adequate remedy, and accordingly, the Holder may bring a suit to specifically enforce the provisions of this Section 6 by the Maker and to obtain other equitable relief (without being required to post a bond or other security or to prove any damages), including, but not limited to, injunctive relief, as may be appropriate in any court of competent jurisdiction, in addition to any and all other rights and remedies available to the Holder at law or in equity or otherwise, and all such rights and remedies shall be cumulative.

          (d) At all times during which this Note remains outstanding, the Maker agrees to reserve and keep available for issuance to the Holder an authorized number of Private Placement Securities sufficient to permit the conversion in full of this Note and the Maker represents and warrants that all of the Private Placement Securities issued upon conversion of this Note shall be duly and validly issued and fully paid and not subject to any lien or encumbrance.

          7.  Transfer.  Subject to the limitations set forth on the legend on
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this Note, this Note may be transferred, sold, pledged, hypothecated or otherwise granted as security by the Holder. The obligations of the Maker hereunder may not be assigned. This Note shall inure to the benefit of the transferees, successors and assigns of the Holder of this Note and shall be binding upon the successors of the Maker.

          8.  Replacement.  Upon receipt by the Maker of a duly executed,
              -----------
notarized and unsecured written statement from the Holder with respect to the loss, theft or destruction of this Note

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

(or any replacement hereof), and without requiring an indemnity bond or other security, or, in the case of a mutilation of this Note, upon surrender and cancellation of such Note, the Maker shall issue a new Note, of like tenor and amount, in lieu of such lost, stolen, destroyed or mutilated Note.

          9.  No Fractional Securities.  The Maker shall not issue fractional
              ------------------------
Private Placement Securities upon conversion of this Note, but in lieu of any such fractional Private Placement Securities, the Maker shall make cash payment therefor upon the basis of the fair market value of the Private Placement Securities on the Closing Date.

          10.  Additional Representations and Warranties.  The Maker hereby
               -----------------------------------------
represents and warrants to the Holder that (a) the execution, delivery and performance of this Note, the issuance of the Warrant and the transactions contemplated hereby and thereby (including, without limitation, the issuance of Private Placement Securities upon the conversion of this Note and the issuance of Common Stock upon exercise of the Warrant) have been duly authorized by the Maker in accordance with all applicable corporate power and authority; (b) this Note has been duly executed by the Maker; (c) this Note is and the Warrant when issued will be the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms; and (d) the execution, delivery and performance of this Note, the issuance of the Warrant and the consummation of the transactions contemplated hereby and thereby (i) do not require any consent from any third party; (ii) do not violate or contravene the certificate of incorporation or by-laws of the Maker or any order or judgment to which the Maker is a party or otherwise bound; or (iii) create a default under, or cause a termination or acceleration of, any agreement, contract or other instrument to which the Maker is a party or otherwise bound.

          11.  Expenses.  The Maker agrees to pay all costs and expenses
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(including, without limitation, attorneys' fees and expenses) incurred by the
Holder in connection with any action, suit or proceeding arising out of or relating to this Note, the Warrant or any of the transactions contemplated hereby or thereby related hereto (including, without limitation, any action seeking equitable relief as contemplated by Section 6(c) hereof).

          12.  Waivers, etc.  Failure by the Holder to insist upon the strict
               ------------
performance by the Maker of any terms and provisions herein shall not be deemed to be a waiver of any terms and provisions herein, and the Holder shall retain the right thereafter to insist upon strict performance by the Maker of any and all terms and provisions of this Note or any document securing the repayment of this Note. The Maker waives diligence, demand, presentment for payment, notice of nonpayment, protest and notice of protest, and notice of any renewals or extensions of this Note. This Note may not be amended, modified or waived except by an instrument in writing signed by the Maker and the Holder.

          13.  Governing Law.  (a)  This Note shall be governed by and construed
               -------------
in accordance with the laws of the State of New York, without regard to its conflicts of laws principles. This Note shall be interpreted and construed without any presumption against the Holder by virtue of the Holder being the party to cause this Note to be drafted.

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

(b) Any legal action or proceeding with respect to this Note, the Warrant or any of the transactions contemplated hereby and thereby may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Note, the Maker hereby unconditionally and irrevocably consents to the personal jurisdiction of the aforesaid courts for itself and in respect of its property, generally and unconditionally. The Maker hereby unconditionally and irrevocably waives, in connection with any such action or proceeding brought in the aforesaid courts, any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which they may now or hereafter have to the bringing of any such action or proceeding in such courts, and the right to seek and/or obtain a trial by jury.

          14.  Headings.  Section headings in this Note are included herein for
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purposes of convenience of reference only and shall not constitute a part of this Note for any other purpose or taken into account in connection with the construction or interpretation of this Note.

          IN WITNESS WHEREOF, the Maker has executed this Note as of the date specified above.


                                        VIRTUAL COMMUNITIES, INC.

                                        By: /s/ Avi Moskowitz
                                            ------------------
                                        Name:   Avi Moskowitz
                                                Title:  CEO

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